SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

_________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report: October 26, 2004
(Date of earliest event reported)

eLEC COMMUNICATIONS CORP.
(Exact name of Registrant as specified in its charter)

New York
(State or other jurisdiction of incorporation)

0-4465 (Commission File No.)	13-2511270 (I.R.S. Employer Identification No.)

75 South Broadway Suite 302
White Plains, New York 10601
(Address of principal executive offices; zip code)

(914) 682-0214
(Registrant’s telephone number, including area code)

(Former Name or Former Address, if changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 2 - FINANCIAL INFORMATON

ITEM 2.03 CREATION OF A DIRECT FINANCIAL OBLIGATION OR AN OBLIGATION UNDER AN OFF-BALANCE SHEET ARRANGEMENT OF THE REGISTRANT.

On December 17, 2004, eLEC Communications Corp (the "Company") sold a promissory note ("Note") in the principal amount of $328,767.12 and 160,000 shares of restricted common stock of the Company to an unaffiliated party for $300,000.00. The Note is payable on December 17, 2005 and is unsecured. The Note requires the Company to expend the proceeds of the Note on sales and marketing efforts.

ITEM 5.02. ELECTION OF DIRECTORS

On October 26, 2004, the Company elected Michael Khalilian, 42, as a member of the Board of Directors and Chief Technology Officer. Mr. Khalilian is a member of the International Packet Communications Consortium (IPCC) Board of Directors since 1996 and Chairman of the Board of Directors and President since 2002. He served as a board member and Chief Technology Officer of Caerus/Volo Communications from 2003-2004 and was a Time Warner Sr. Director from 1996-2002.

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated:  December 23, 2004

eLEC COMMUNICATIONS CORP. (Registrant) By: /s/Paul H. Riss Name: Paul H. Riss Title: Chief Executive Officer